UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2018

GLEN BURNIE BANCORP

 (Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭	☐⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	☐⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	☐⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	☐⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On August 9, 2018, the Board of Directors of the Registrant increased the size of the Board from nine directors to eleven directors, and to fill the vacancies created by such increase elected the following two individuals to the Board effective August 9, 2018:

•	Joan M. Rumenap, to fill the vacancy in the class of directors with terms of office expiring at the 2019 Annual Meeting of Stockholders and until her successor is duly elected and qualifies.

•	Stanford D. Hess, to fill the vacancy in the class of directors with terms of office expiring at the 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualifies.

There are no arrangements or understandings between Mr. Hess or Ms. Rumenap and any other person pursuant to which each has been selected as a director.

Mr. Hess is a member of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., the Registrant’s outside counsel. During the Registrant’s fiscal year ended December 31, 2017, the Registrant paid $149,697 to such firm for legal services and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: August 10, 2018	By:	/s/ John D. Long
John D. Long
Chief Executive Officer